EXHIBIT 10.27
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                           COMMISSION SALES AGREEMENT
                           --------------------------

     This Agreement is entered into as of November 23, 2004 by and between Power2Ship, Inc., a Nevada corporation with its principal place of business at 903 Clint Moore Road, Boca Raton Florida 33487 (hereinafter referred to as "ASP"), and GPDS (Grocery Products Distribution Services), a Marketing and Sales Agent with its principal place of business at P.O. Box 9222 Morristown, NJ 07963 (hereinafter referred to as "MSA").

     WHEREAS, MSA is a marketing and sales agent responsible for soliciting freight transactions (loads or trucks); and

     WHEREAS, ASP is a property broker in interstate or foreign commerce, licensed to conduct brokerage under Federal Highway Administration docket MC-467847-B; and

     WHEREAS, ASP proposes to contract the services of MSA for the purposes stated in this Agreement;

     NOW THEREFORE, In consideration of the mutual promises and covenants between them, MSA and ASP agree as follows:

1.     MSA  DUTIES.
     a) MSA will market the ASP solution for transportation transactions to its clients.
     b) Such marketing will include but not be limited to its existing clients as of the date of this agreement. For additional clients, MSA will submit a prospect notification report to ASP for any entity that shows interest in the P2S application, prior to initiating the sales process. ASP will notify MSA within 48 hours of receipt of a prospect notification report, approving or declining authorization to initiate the sales process.
     c) MSA may market the solution to future members who join MSA from time to time.
     d) MSA will, at the commencement of this contract, provide to ASP a listing of all existing MSA members.
2.     COMPENSATION.
     a) For each MSA client that contracts with ASP as a P2S Member Shipper, MSA will be compensated 2% of the ASP markup for transacted business.
     b) For each MSA client that contracts with ASP as a P2S Member Carrier, MSA will be compensated 2% of the ASP markup for transacted business.
     c) For each MSA client that contracts with ASP as an Agent, MSA will be compensated 8% of the agent marked up amount over the ASP published price.
     d)   ASP will receive 7% of the agent markup over the ASP published price.
     e) MSA member / ASP Agent will receive 85% of the agent markup over the ASP published price.
     f) Should MSA wish to become an Agent of Power2Ship network the Agent agreement will be executed between the two parties in 2005 when the program is available.
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3.   TRAINING - ASP agrees to provide training for MSA in order for MSA to independently conduct P2S application demonstrations with approved shippers & carriers.

4. CONFIDENTIALITY. MSA acknowledges that this relationship gives it access to special knowledge of the ASP's motor carriers, organization and business methods which could be harmful to ASP if used for any purpose other than the promotion of ASP's business as provided in this Agreement. MSA thereby agrees that it will not solicit any of ASP's Customers. MSA agrees that in the event of any breach of the covenants contained in this paragraph ASP will be entitled, in addition to any other rights and remedies, to an injunction or restraining order restraining MSA from committing or continuing to commit any breach of these provisions, and MSA hereby consents to the issuance of such injunction or restraining order or other equitable relief without bond or other security and without the necessity of actual damage to the ASP.

5. TERM OF AGREEMENT. The initial term of this Agreement shall begin on the date stated above and shall continue for one year with automatically renewable on a month to month basis thereafter, or until terminated by either party upon thirty (30) days written notice.

6. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by MSA, nor shall MSA enter into any subcontract or any other arrangement with any other person, partnership, or corporation concerning any of the obligations assumed by MSA under the provisions of this Agreement. Violation of this provision or any of the regulations, rules or policies promulgated by ASP, or any unlawful conduct of MSA, shall constitute full and sufficient reason for immediate termination of the Agreement by ASP, without recourse.

7. NEWS RELEASES. Neither party shall make any news release or public announcements, confirmations, or denials with respect to the terms and conditions of all or any part of this Agreement without the prior review and consent of the other party (such review to be promptly conducted and such consent not to be unreasonably withheld), provided that either party may make such disclosure of this Agreement and its terms as its legal counsel deems necessary in connection with regulatory disclosure requirements.

8. SEPARABILITY AND SAVINGS CLAUSE. If any provision of this Agreement shall be held invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any provision should be restrained by such tribunal pending final determination as to its validity, the remainder of the Agreement or the application of such provision to persons or circumstances other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained, shall not be affected thereby.

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9.   JURISDICTION. This Agreement shall be deemed to have been drawn under
     Florida Law. If there is a dispute, any legal action must be brought in Florida and Florida's laws shall apply, without regard to its conflict of laws rules.


ASP:     POWER2SHIP,  INC.                  MSA:  Grocery  Products Distribution
         903  Clint  Moore  Road                  P.O.  Box  92222.
         Boca  Raton,  Florida 33487              Morristown, New  Jersey  07963



By:     /S/  Michael  Darden                By:  /s/  Wilbert Richards
   ------------------------------               --------------------------------
Michael  Darden                              Wilbert  Richards
President                                    President

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